FORM 8-K



                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                          CURRENT REPORT


        Pursuant to Section 13 or 15(d) of the Securities
                       Exchange Act of 1934


        Date of Report (Date of earliest event reported):
                        December 20, 1999



                       PITTWAY CORPORATION
      (Exact name of registrant as specified in its charter)


     DELAWARE          1-4821               13-5616408
 (State or other       (Commission          (IRS Employer
 jurisdiction or       File Number)         Identification No.)
 incorporation)


	     200 South Wacker Drive, Chicago, Illinois   60606-5802

      (Address of principal executive offices)   (Zip Code)


                           312/831-1070
      (Registrant's telephone number, including area code)




ITEM 5:   OTHER EVENTS.

          On December 20, 1999, Pittway Corporation, a Delaware corporation ("Pittway"), entered into an Agreement and Plan of Merger (the "Merger Agreement")(a copy of which is filed herewith as EXHIBIT 99.1 and incorporated herein in its entirety) with Honeywell International Inc., a Delaware corporation (the "Parent") and HII-2 Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Parent (the "Purchaser"). Pursuant to the Merger Agreement, among other things, as promptly as practicable (but in no event later than five business days after the date thereof), the Purchaser shall commence a tender offer (the "Offer") to purchase all of the outstanding shares of the Common Stock of the par value of $1.00 per share of Pittway (the "Common Stock")and all of the outstanding shares of the Class A Stock of the par value of $1.00 per share of Pittway (the "Class A Stock", and together with the Common Stock, the "Shares") at a price of $45.50 per Share, net to the seller in cash. Under the terms of the Merger Agreement, the Offer will be followed by a merger of the Purchaser with and into Pittway (the "Merger"), with Pittway as the surviving corporation and a wholly owned subsidiary of the Parent, in which any remaining Shares will be converted into the right to receive $45.50 per Share in cash, without interest (except any Shares as to which the holder has properly exercised dissenter's rights of appraisal).

          The Offer and the Merger are expected to close in the first quarter of 2000.

          The Board of Directors of Pittway unanimously approved the Merger Agreement (except that E. David Coolidge, III, the Chief Executive Officer of William Blair & Company, LLC, which issued a fairness opinion in connection with the Offer and the Merger, abstained). Consistent with its fiduciary obligations and subject to the terms of the Merger Agreement, the Board of Directors of Pittway has preserved its ability to respond to third parties where appropriate.

          The Offer will be conditioned upon, among other things, the valid tender of a number of Shares which represent at least
(i) two-thirds of the outstanding Shares (determined on a fully-diluted basis, as defined) and (ii) Shares entitled to cast at least two-thirds of the votes (counting the Class A Stock as entitled to cast 1/10th of a vote per share) that may be cast by all holders of Shares on the Merger (determined on a fully-diluted basis, as defined), and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. Consummation of the Merger is subject to certain conditions, including, but not limited to, the Parent, Purchaser or their affiliates having purchased Shares pursuant to the Offer, and approval of the Merger Agreement by the requisite vote of the holders of the Shares, if required by applicable law.

          Contemporaneously with the Merger Agreement, the Parent and the Purchaser have entered into a Stockholders Agreement (the "Stockholders Agreement")(a copy of which is filed herewith as
EXHIBIT 99.2 and incorporated herein in its entirety) with certain members of the Harris Family (the "Stockholders"), beneficially owning 4,165,978 shares of Common Stock and 6,413,321 shares of Class A Stock (representing 52.9% and 18.4%, respectively, of the outstanding shares of such classes). Pursuant to the Stockholders Agreement, the Stockholders have granted to the Parent an option to purchase substantially all of the Shares owned by the Stockholders (which option is exercisable under certain circumstances following the initial expiration date of the Offer), subject to the terms and conditions set forth therein. The Stockholders Agreement also provides, among other things, that the Stockholders will tender and not withdraw substantially all of their Shares pursuant to the Offer so long as the Merger Agreement has not been terminated in accordance with its terms.

          The foregoing descriptions of the Merger Agreement and the Stockholders Agreement do not purport to be complete and are qualified in their entirety by references to EXHIBITS 99.1 and
99.2 hereto.

          This Form 8-K contains forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could vary materially from those set forth in the forward looking statements.




ITEM 7:   FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

Exhibit 99.1   Agreement and Plan of Merger, dated as of December
               20, 1999, among Pittway Corporation, Honeywell
               International Inc. and HII-2 Acquisition Corp.

Exhibit 99.2   Stockholders Agreement, dated as of December 20,
               1999, among Honeywell International Inc., HII-2
               Acquisition Corp. and certain Stockholders parties thereto.

Exhibit 99.3   Press Release dated December 20, 1999.

                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  December 20, 1999
                              PITTWAY CORPORATION



                              /S/ KING HARRIS
                              _______________________________
                              By:  King Harris
                              Its: President and Chief Executive
                              Officer



                           EXHIBIT INDEX



  EXHIBIT N0.                              DESCRIPTION

         99.1                Agreement and Plan of
                             Merger, dated as of
                             December 20, 1999, among
                             Pittway Corporation,
                             Honeywell International Inc.
                             and HII-2 Acquisition Corp.

         99.2                Stockholders Agreement,
                             dated as of December 20,
                             1999, among Honeywell
                             International Inc.,
                             HII-2 Acquisition Corp.
                             and certain Stockholders
                             parties thereto.

         99.3                Press Release dated
                             December 20, 1999.







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